UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2014

Senesco Technologies, Inc.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202-206, Suite 130, Bridgewater,	NJ 08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

                                          Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

In February 2014, Senesco Technologies, Inc. (the “Company”) was approached by certain investors requesting that the Company amend and restate certain six-month Series B warrants with an exercise price of $4.00 per share issued by the Company in December 2013 (the “Warrants”) to, among other things, lower the exercise price and shorten the exercise period of the Warrants (the “Amendment”).

On February 21, 2014, the Company amended and restated Warrants to purchase 1,746,666 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Warrant Amendment Agreement (the “Warrant Amendment Agreement”) by and among the Company and certain holders of the Warrants (the “Warrant Holders”). Pursuant to the terms of the Warrant Amendment Agreement, the Company and each Warrant Holder agreed to amend and restate the Warrant held by such Warrant Holder for a new amended and restated warrant, with an exercise price of $2.00 per share and an expiration date of February 21, 2014 (the “Amended Warrants”).

Following the Amendment, the Warrant Holders of Amended Warrants to purchase 1,746,666 shares of Common Stock exercised their Amended Warrants, resulting in gross proceeds to the Company of $3,493,332.

As previously disclosed, on February 17, 2010, the Company entered into a credit agreement with JMP Securities LLC. The agreement provides the Company with, subject to certain restrictions, including the existence of suitable collateral, up to a $3.0 million line of credit upon which the Company may draw at any time (the “Line of Credit”). In April 2011, the Company was required to enter into a new demand note with the clearing agent for JMP Securities in connection with the Line of Credit. The Company has used approximately $2.2 million of the proceeds from the exercise of the Amended Warrants to pay in full and cancel the Line of Credit, after which, the Company will owe no further obligations under the Line of Credit.

The Amended Warrants and the shares of Common Stock issued upon exercise of the Amended Warrants were issued pursuant to an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the securities described herein was a privately negotiated transaction with the Warrant Holders and did not involve a general solicitation. The Amended Warrants and the certificates representing the shares of Common Stock issuable upon exercise of the Amended Warrants will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration.

The forms of Amended Warrant and Warrant Amendment Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Amended Warrant and Warrant Amendment Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the exhibits.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated December 2013 Series B Warrant.

10.1	Form of Warrant Amendment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: February 27, 2014	By:	/s/ Leslie J. Browne, Ph.D.
	Name:	Leslie J. Browne, Ph.D.
	Title:	President and Chief Executive Officer